Exhibit 99.B(d)(38)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011 and June 24, 2011

SEI Institutional Managed Trust

High Yield Bond Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

Small Cap Fund

Small Cap Growth Fund

Mid-Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By:	By:

/s/ Eric J. Hoerdemann	/s/ Scott Moritz

Name:	Name:

Eric J. Hoerdemann	Scott Moritz

Title:	Title:

Vice President	Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011 and June 24, 2011

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By:	By:

/s/ Eric J. Hoerdemann	/s/ Scott Moritz

Name:	Name:

Eric J. Hoerdemann	Scott Moritz

Title:	Title:

Vice President	Vice President